CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	January 29, 2018
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS 2017 FOURTH QUARTER AND ANNUAL RESULTS

Highlights

▪	Quarterly net income available to common stockholders of $13.7 million, and annual net income available to common stockholders of $75.2 million
▪	Diluted earnings per common share of $0.45 for the quarter and $2.65 for the year
▪
Recorded a charge to income tax expense of $10.4 million related to the enactment by Congress of the Tax Cuts and Jobs Act, which resulted in a reduction of diluted earnings per common share of $0.35 for the quarter and for the year

▪	Net interest margin of 4.14% for the quarter, fully tax-equivalent (non-GAAP)(1) of 4.30%
▪	Net interest margin of 4.04% for the year, fully tax-equivalent (non-GAAP)(1) of 4.22%
▪	Announced agreement to acquire Signature Bancshares, Inc. of Minnetonka, MN
▪	Announced agreement to acquire First Bank Lubbock Bancshares, Inc. of Lubbock, TX
▪	Declared and paid a special dividend of $0.07 per common share

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income available to common stockholders (in millions)	$13.7	$19.1	$75.2	$80.1
Diluted earnings per common share	0.45	0.74	2.65	3.22

Return on average assets	0.55%	0.92%	0.83%	0.98%
Return on average common equity	5.50	10.48	8.63	11.80
Return on average tangible common equity (non-GAAP)(2)	7.60	13.24	11.45	15.15
Net interest margin	4.14	3.96	4.04	3.95
Net interest margin, fully tax-equivalent (non-GAAP)(1)	4.30	4.14	4.22	4.13

"Excluding the fourth quarter tax charge, 2017 was another banner year for Heartland as we reached new heights in earnings and acquired growth. We enter 2018 with positive momentum, and we are poised for strong performance."

Lynn B. Fuller, chairman and chief executive officer, Heartland Financial USA, Inc.

(1) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table included in this earnings release.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table included in this earnings release.

Dubuque, Iowa, Monday, January 29, 2018-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $13.7 million, or $0.45 per diluted common share, for the quarter ended December 31, 2017, compared to $19.1 million, or $0.74 per diluted common share, for the fourth quarter of 2016. Return on average common equity was 5.50% and return on average assets was 0.55% for the fourth quarter of 2017, compared to 10.48% and 0.92%, respectively, for the same quarter in 2016.

Net income available to common stockholders for the year 2017 was $75.2 million, or $2.65 per diluted common share, compared to $80.1 million, or $3.22 per diluted common share, recorded during the year 2016. Return on average common equity was 8.63% and return on average assets was 0.83% for the year 2017, compared to 11.80% and 0.98%, respectively, for the same period in 2016.

In the fourth quarter of 2017, in response to the passage of the Tax Cuts and Jobs Act by Congress, Heartland recorded a reduction in the value of its deferred tax assets, resulting in a one-time non-cash charge of $10.4 million to income tax expense. Excluding this charge to income tax expense, net income available to common stockholders for the fourth quarter of 2017 was $24.1 million or $0.80 per diluted common share, and for the year 2017, net income available to common shareholders was $85.6 million or $3.01 per diluted common share.

Commenting on Heartland’s fourth quarter and annual results, Lynn B. Fuller, Heartland’s chairman and chief executive officer said, "Excluding the fourth quarter tax charge, 2017 was another banner year for Heartland as we reached new heights in earnings and acquired growth. We enter 2018 with positive momentum, and we are poised for strong performance."
On November 13, 2017, Heartland entered into a definitive merger agreement with Signature Bancshares, Inc., parent company of Signature Bank headquartered in Minnetonka, Minnesota. As of the announcement date, the stock and cash transaction was valued at approximately $53.4 million. Simultaneous with the closing of the transaction, Signature Bank will merge into Heartland's Minnesota-based subsidiary, Minnesota Bank & Trust, and the combined entity will operate as Minnesota Bank & Trust. The transaction is subject to certain potential adjustments and customary closing conditions. The transaction is expected to close in the first quarter of 2018 with a systems conversion planned for the second quarter of 2018. As of December 31, 2017, Signature Bank had total assets of $409.1 million, including gross loans held to maturity of $339.1 million, and deposits of $367.8 million.
On December 12, 2017, Heartland entered into a definitive merger agreement with First Bank Lubbock Bancshares, Inc., parent company of FirstBank & Trust Company, headquartered in Lubbock, Texas. As of the announcement date, the aggregate merger consideration, which is comprised of Heartland common stock and cash, was approximately $185.6 million. The transaction is subject to certain potential adjustments and customary closing conditions. Upon closing of the transaction, FirstBank & Trust Company will become a wholly owned subsidiary of Heartland. The transaction is expected to close in the second quarter of 2018 with a systems conversion planned for the third quarter of 2018. As of December 31, 2017, FirstBank & Trust Company had total assets of $929.6 million, including $669.3 million of gross loans held to maturity, and deposits of $821.9 million.

Net Interest Margin Increases As a Percentage of Average Earning Assets and Increases In Dollars

Net interest margin, expressed as a percentage of average earning assets, was 4.14% (4.30% on a fully tax-equivalent basis) during the fourth quarter of 2017, compared to 4.08% (4.26% on a fully tax-equivalent basis) during the third quarter of 2017 and 3.96% (4.14% on a fully tax-equivalent basis) during the fourth quarter of 2016.

Fuller said, “Heartland’s strong net interest margin stands out among its peers. Our fully-tax-equivalent margin widened for the quarter and annual periods to 4.30 percent and 4.22 percent, respectively.”
Interest income for the fourth quarter of 2017 was $102.1 million, an increase of $19.3 million or 23%, compared to the $82.8 million recorded in the fourth quarter of 2016. The tax-equivalent adjustment, which accounts for income taxes saved on the interest earned on nontaxable securities and loans, was $3.6 million for the fourth quarter of 2017 and $3.5 million for the fourth quarter of 2016. With these adjustments, interest income on a tax-equivalent basis was $105.6 million for the fourth quarter of 2017, an increase of $19.3 million or 22%, compared to $86.3 million for the fourth quarter of 2016. The increase in interest income in the fourth quarter of 2017, as compared to the fourth quarter of 2016, was primarily due to an increase in average earning assets, which totaled $8.89 billion during the fourth quarter of 2017 compared to $7.55 billion during the fourth quarter of 2016, a $1.34 billion or 18% increase. A majority of this growth was attributable to the acquisitions completed in 2017.

Interest expense for the fourth quarter of 2017 was $9.2 million, an increase of $1.6 million or 21% from $7.6 million in the fourth quarter of 2016. Average interest bearing liabilities for the quarter ended December 31, 2017, totaled $5.66 billion, an increase of $457.4 million or 9% from $5.21 billion in the same quarter in 2016. The average interest rate paid on Heartland's interest bearing deposits and borrowings increased 7 basis points from 0.58% in the fourth quarter of 2016 to 0.65% in the fourth quarter of 2017. The average interest rate paid on savings deposits was 0.31% during the fourth quarter of 2017 compared to 0.21% during the fourth quarter of 2016, and the average interest rate paid on time deposits was 0.82% during the fourth quarter of 2017 compared to 0.77% during the fourth quarter of 2016.

Net interest income increased $17.7 million or 24% to $92.9 million in the fourth quarter of 2017 from the $75.2 million recorded in the fourth quarter of 2016. After the tax-equivalent adjustment discussed above, net interest income on a tax-equivalent basis totaled $96.4 million during the fourth quarter of 2017, an increase of $17.7 million or 23% from the $78.7 million recorded during the fourth quarter of 2016.

Noninterest Income and Noninterest Expenses Increase From Fourth Quarter 2016

Noninterest income totaled $25.5 million during the fourth quarter of 2017 compared to $24.5 million during the fourth quarter of 2016, an increase of $1.1 million or 4%. Service charges and fees totaled $9.9 million during the fourth quarter of 2017 compared to $8.1 million during the fourth quarter of 2016, an increase of $1.8 million or 22%. This increase was primarily attributable to a larger demand deposit customer base, a portion of which was the result of the Founders Bancorp acquisition completed in the first quarter of 2017 and the Citywide Banks of Colorado, Inc., acquisition completed in the third quarter of 2017. Gains on sale of loans held for sale totaled $4.3 million during the fourth quarter of 2017 compared to $5.8 million during the fourth quarter of 2016, a decrease of $1.6 million or 27%. Trust fees increased $618,000 or 17% to $4.3 million in the fourth quarter of 2017 compared to $3.7 million for the same quarter of 2016.

For the fourth quarter of 2017, noninterest expenses totaled $77.9 million compared to $69.9 million during the fourth quarter of 2016, an increase of $8.0 million or 11%. The category with the most significant increase was salaries and employee benefits, which increased $4.2 million or 11%. Full time equivalent employees totaled 2,008 as of December 31, 2017, compared to 1,864 as of December 31, 2016. Professional fees totaled $8.5 million for the fourth quarter of 2017, an increase of $1.3 million or 19% from $7.2 million recorded during the fourth quarter of 2016 primarily due to the recently completed and pending acquisitions.

Heartland's effective tax rate was 61.13% for the fourth quarter of 2017 compared to 30.38% for the fourth quarter of 2016. Exclusive of the charge to income tax expense of $10.4 million recorded as a result of the Tax Cuts and Jobs Act, Heartland's effective tax rate was 31.58% for the fourth quarter of 2017. Heartland's effective tax rate was also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 18.78% during the fourth quarter of 2017 compared to 23.69% during the fourth quarter of 2016.

"The passage of the Tax Cuts and Jobs Act required us to revalue our deferred tax assets at the new federal tax rate of 21%. While the $10.4 million non-cash charge to income tax expense negatively impacted earnings for the fourth quarter of 2017, we expect the new legislation will have a positive impact on our future earnings," stated Fuller.

Loans and Deposits Increase Since December 31, 2016

Total assets were $9.81 billion at December 31, 2017, an increase of $1.56 billion or 19% from $8.25 billion at year-end 2016. Included in this increase, at fair value, were $213.9 million of assets acquired in the Founders Bancorp transaction and $1.49 billion of assets acquired in the Citywide Banks of Colorado, Inc. transaction. Exclusive of these transactions, total assets decreased $144.0 million or 2%. Securities represented 25% of total assets at December 31, 2017, compared to 26% at December 31, 2016.

Total loans held to maturity were $6.39 billion at December 31, 2017, compared to $5.35 billion at year-end 2016, an increase of $1.04 billion or 19%. This increase included $1.08 billion of total loans held to maturity, at fair value, acquired in the Founders Bancorp and Citywide Banks of Colorado, Inc. transactions. Exclusive of these transactions, total loans held to maturity decreased $42.1 million during the year 2017. Loan growth for the fourth quarter of 2017 totaled $18.0 million.

Total deposits were $8.15 billion as of December 31, 2017, compared to $6.85 billion at year-end 2016, an increase of $1.30 billion or 19%. This increase included $1.39 billion of deposits, at fair value, acquired in the Founders Bancorp and Citywide Banks of Colorado, Inc. transactions. Exclusive of these transactions, total deposits decreased $92.0 million. Demand deposits totaled $2.98 billion at December 31, 2017, an increase of $781.2 million or 35% from $2.20 billion at year-end 2016. Excluding $626.7 million of demand deposits attributable to the Founders Bancorp and
Citywide Banks of Colorado, Inc. transactions, demand deposits increased $154.5 million or 7% since year-end 2016. Savings deposits increased $452.2 million or 12% to $4.24 billion at December 31, 2017, from $3.79 billion at December 31, 2016. Excluding savings deposits of $619.0 million acquired in the Founders Bancorp and Citywide Banks of Colorado, Inc. transactions, savings deposits decreased $166.7 million or 4% since year-end 2016. Time deposits totaled $923.5 million as of December 31, 2017, compared to $857.3 million as of December 31, 2016, an increase of $66.2 million. Exclusive of $145.9 million of time deposits acquired during 2017, time deposits decreased $79.7 million or 9% since December 31, 2016.

"Aided by acquisitions, loans and deposits increased by 19 percent over the previous year. Loans and non-time deposits also grew organically during the second half of 2017. These growth trends provide significant momentum for Heartland going into 2018," commented Fuller.
Nonperforming Assets Remain Constant; Provision for Loan Losses Increases Since December 31, 2016

Nonperforming assets were $74.6 million at December 31, 2017, compared to $74.8 million at December 31, 2016. Exclusive of $8.0 million of nonperforming assets, at fair value, acquired in the Citywide Banks of Colorado, Inc. transaction, nonperforming assets decreased $8.2 million or 11% since year-end 2016. Nonperforming loans were $63.4 million or 0.99% of total loans at December 31, 2017, compared to $64.4 million or 1.20% of total loans at December 31, 2016.

The allowance for loan losses at December 31, 2017, was 0.87% of loans and 87.82% of nonperforming loans compared to 1.02% of loans and 84.37% of nonperforming loans at December 31, 2016. The provision for loan losses was $5.3 million and $2.2 million for the fourth quarter of 2017 and 2016, respectively. Given the size of Heartland's loan portfolio, the level of organic loan growth, acquired loans that move out of the purchase accounting pool, changes in credit quality and the variability that can occur in the factors considered when determining the appropriateness of the allowance for loan losses, Heartland's quarterly provision for loan losses will vary from quarter to quarter.

"In 2017, Heartland successfully executed on its strategy to deliver growth and profitability while maintaining assets below the $10 billion threshold. Closing the year at $9.8 billion in assets affords us 18 months to prepare for the adverse revenue impact of the Dodd Frank Act, which will significantly reduce debit card interchange income. In 2018, we will continue to deliver on our growth strategy by adding Signature Bank and FirstBank & Trust Company and expect to finish the year above $11 billion in total assets," Fuller concluded.
Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until January 28, 2019, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets of $9.8 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 117 banking locations serving 88 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors in Heartland's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission, consist of, among others: (i) the strength of the national economy and the local economies in which we operate; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies concerning the company's general business; (iv)

changes in interest rates and prepayment rates of our assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland's ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving Heartland; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Interest Income
Interest and fees on loans	$86,108	$69,848	$304,006	$278,128
Interest on securities:
Taxable	11,119	8,480	38,365	32,858
Nontaxable	4,401	4,292	19,698	15,085
Interest on federal funds sold	5	—	42	12
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	435	157	1,547	396
Total Interest Income	102,068	82,777	363,658	326,479
Interest Expense
Interest on deposits	5,313	3,744	18,279	15,939
Interest on short-term borrowings	180	119	678	1,202
Interest on other borrowings	3,719	3,754	14,393	14,672
Total Interest Expense	9,212	7,617	33,350	31,813
Net Interest Income	92,856	75,160	330,308	294,666
Provision for loan losses	5,328	2,181	15,563	11,694
Net Interest Income After Provision for Loan Losses	87,528	72,979	314,745	282,972
Noninterest Income
Service charges and fees	9,892	8,128	39,183	31,590
Loan servicing income	1,400	1,068	5,636	4,501
Trust fees	4,336	3,718	15,818	14,845
Brokerage and insurance commissions	1,071	955	4,033	3,869
Securities gains, net	1,420	1,608	6,973	11,340
Gains on sale of loans held for sale	4,290	5,840	22,251	39,634
Valuation adjustment on commercial servicing rights	(8)	8	21	(33)
Income on bank owned life insurance	733	542	2,772	2,275
Other noninterest income	2,394	2,588	5,335	5,580
Total Noninterest Income	25,528	24,455	102,022	113,601
Noninterest Expense
Salaries and employee benefits	43,289	39,115	171,407	163,547
Occupancy	5,892	5,076	22,244	20,398
Furniture and equipment	3,148	2,944	11,061	10,245
Professional fees	8,537	7,195	32,879	27,676
FDIC insurance assessments	985	717	3,595	4,185
Advertising	2,088	2,274	7,229	6,448
Core deposit intangibles and customer relationship intangibles amortization	1,825	1,147	6,077	5,630
Other real estate and loan collection expenses	687	572	2,461	2,443
(Gain)/loss on sales/valuations of assets, net	833	414	2,475	1,478
Other noninterest expenses	10,594	10,458	38,247	37,618
Total Noninterest Expense	77,878	69,912	297,675	279,668
Income Before Income Taxes	35,178	27,522	119,092	116,905
Income taxes	21,506	8,360	43,820	36,556
Net Income	13,672	19,162	75,272	80,349
Preferred dividends	(13)	(19)	(58)	(292)
Interest expense on convertible preferred debt	—	3	12	51
Net Income Available to Common Stockholders	$13,659	$19,146	$75,226	$80,108
Earnings per common share-diluted	$0.45	$0.74	$2.65	$3.22
Weighted average shares outstanding-diluted	30,209,043	25,800,472	28,425,652	24,873,430

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Interest Income
Interest and fees on loans	$86,108	$82,906	$68,094	$66,898	$69,848
Interest on securities:
Taxable	11,119	10,394	8,599	8,253	8,480
Nontaxable	4,401	5,086	5,020	5,191	4,292
Interest on federal funds sold	5	34	3	—	—
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	435	558	345	209	157
Total Interest Income	102,068	98,978	82,061	80,551	82,777
Interest Expense
Interest on deposits	5,313	5,073	4,163	3,730	3,744
Interest on short-term borrowings	180	271	90	137	119
Interest on other borrowings	3,719	3,790	3,228	3,656	3,754
Total Interest Expense	9,212	9,134	7,481	7,523	7,617
Net Interest Income	92,856	89,844	74,580	73,028	75,160
Provision for loan losses	5,328	5,705	889	3,641	2,181
Net Interest Income After Provision for Loan Losses	87,528	84,139	73,691	69,387	72,979
Noninterest Income
Service charges and fees	9,892	10,138	9,696	9,457	8,128
Loan servicing income	1,400	1,161	1,351	1,724	1,068
Trust fees	4,336	3,872	3,979	3,631	3,718
Brokerage and insurance commissions	1,071	950	976	1,036	955
Securities gains, net	1,420	1,679	1,392	2,482	1,608
Net gains on sale of loans held for sale	4,290	4,997	6,817	6,147	5,840
Valuation adjustment on commercial servicing rights	(8)	5	19	5	8
Income on bank owned life insurance	733	766	656	617	542
Other noninterest income	2,394	1,409	738	794	2,588
Total Noninterest Income	25,528	24,977	25,624	25,893	24,455
Noninterest Expense
Salaries and employee benefits	43,289	45,225	41,126	41,767	39,115
Occupancy	5,892	6,223	5,056	5,073	5,076
Furniture and equipment	3,148	2,826	2,586	2,501	2,944
Professional fees	8,537	8,450	7,583	8,309	7,195
FDIC insurance assessments	985	894	909	807	717
Advertising	2,088	1,358	1,359	2,424	2,274
Core deposit intangibles and customer relationship intangibles amortization	1,825	1,863	1,218	1,171	1,147
Other real estate and loan collection expenses	687	581	365	828	572
(Gain)/loss on sales/valuations of assets, net	833	1,342	(112)	412	414
Other noninterest expenses	10,594	9,997	9,208	8,448	10,458
Total Noninterest Expense	77,878	78,759	69,298	71,740	69,912
Income Before Income Taxes	35,178	30,357	30,017	23,540	27,522
Income taxes	21,506	8,725	8,059	5,530	8,360
Net Income	13,672	21,632	21,958	18,010	19,162
Preferred dividends	(13)	(13)	(13)	(19)	(19)
Interest expense on convertible preferred debt	—	3	4	5	3
Net Income Available to Common Stockholders	$13,659	$21,622	$21,949	$17,996	$19,146
Earnings per common share-diluted	$0.45	$0.72	$0.81	$0.68	$0.74
Weighted average shares outstanding-diluted	30,209,043	29,910,437	26,972,580	26,627,830	25,800,472

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Assets
Cash and due from banks	$168,723	$180,751	$141,100	$129,386	$151,290
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	27,280	70,985	40,676	43,765	7,434
Cash and cash equivalents	196,003	251,736	181,776	173,151	158,724
Time deposits in other financial institutions	9,820	19,793	30,241	41,539	2,105
Securities:
Available for sale, at fair value	2,216,753	2,093,385	1,789,441	1,893,528	1,845,864
Held to maturity, at cost	253,550	256,355	259,586	260,616	263,662
Other investments, at cost	22,563	23,176	21,094	21,557	21,560
Loans held for sale	44,560	35,795	48,848	49,009	61,261
Loans:
Held to maturity	6,391,464	6,373,415	5,325,082	5,361,604	5,351,719
Allowance for loan losses	(55,686)	(54,885)	(54,051)	(54,999)	(54,324)
Loans, net	6,335,778	6,318,530	5,271,031	5,306,605	5,297,395
Premises, furniture and equipment, net	174,301	178,961	163,003	165,425	164,028
Goodwill	236,615	236,615	141,461	141,461	127,699
Core deposit intangibles and customer relationship intangibles, net	35,203	37,028	22,850	24,068	22,775
Servicing rights, net	25,857	26,599	34,736	35,441	35,778
Cash surrender value on life insurance	142,818	142,073	120,281	117,613	112,615
Other real estate, net	10,777	13,226	9,269	11,188	9,744
Other assets	106,141	122,355	111,104	120,644	123,869
Total Assets	$9,810,739	$9,755,627	$8,204,721	$8,361,845	$8,247,079
Liabilities and Equity
Liabilities
Deposits:
Demand	$2,983,128	$3,009,940	$2,355,410	$2,319,256	$2,202,036
Savings	4,240,328	4,227,340	3,704,579	3,940,146	3,788,089
Time	923,453	994,604	870,180	830,459	857,286
Total deposits	8,146,909	8,231,884	6,930,169	7,089,861	6,847,411
Short-term borrowings	324,691	171,871	139,130	155,025	306,459
Other borrowings	285,011	301,473	281,096	282,051	288,534
Accrued expenses and other liabilities	62,671	68,715	48,356	53,596	63,759
Total Liabilities	8,819,282	8,773,943	7,398,751	7,580,533	7,506,163
Stockholders' Equity
Preferred equity	938	938	938	938	1,357
Common stockholders' equity	990,519	980,746	805,032	780,374	739,559
Total Equity	991,457	981,684	805,970	781,312	740,916
Total Liabilities and Equity	$9,810,739	$9,755,627	$8,204,721	$8,361,845	$8,247,079

HEARTLAND FINANCIAL USA, INC
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Average Balances
Assets	$9,807,621	$8,280,042	$9,009,625	$8,172,576
Loans, net of unearned	6,343,923	5,473,001	5,847,061	5,488,112
Deposits	8,293,006	6,928,978	7,590,232	6,813,781
Earning assets	8,891,432	7,551,997	8,181,914	7,455,217
Interest bearing liabilities	5,663,816	5,206,393	5,426,725	5,266,519
Common stockholders' equity	986,026	726,455	871,683	678,989
Total stockholders' equity	986,964	727,812	872,707	697,493
Tangible common stockholders' equity(1)	713,018	575,412	657,020	528,712

Key Performance Ratios
Annualized return on average assets	0.55%	0.92%	0.83%	0.98%
Annualized return on average common equity (GAAP)	5.50%	10.48%	8.63%	11.80%
Annualized return on average tangible common equity (non-GAAP)(2)	7.60%	13.24%	11.45%	15.15%
Annualized ratio of net charge-offs to average loans	0.28%	0.18%	0.24%	0.11%
Annualized net interest margin (GAAP)	4.14%	3.96%	4.04%	3.95%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	4.30%	4.14%	4.22%	4.13%
Efficiency ratio, fully tax-equivalent (4)	62.26%	66.29%	65.40%	66.25%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)(5)
Net income available to common shareholders (GAAP)	$13,659	$19,146	$75,226	$80,108

Average common stockholders' equity (GAAP)	$986,026	$726,455	$871,683	$678,989
Less average goodwill	236,615	127,699	184,554	125,724
Less average core deposit intangibles and customer relationship intangibles, net	36,393	23,344	30,109	24,553
Average tangible common equity (non-GAAP)	$713,018	$575,412	$657,020	$528,712
Annualized return on average common equity (GAAP)	5.50%	10.48%	8.63%	11.80%
Annualized return on average tangible common equity (non-GAAP)	7.60%	13.24%	11.45%	15.15%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)(6)
Net Interest Income (GAAP)	$92,856	$75,160	$330,308	$294,666
Plus tax-equivalent adjustment(7)	3,558	3,511	15,139	12,919
Net interest income - tax-equivalent (non-GAAP)	$96,414	$78,671	$345,447	$307,585

Average earning assets	$8,891,432	$7,551,997	$8,181,914	$7,455,217

Annualized net interest margin (GAAP)	4.14%	3.96%	4.04%	3.95%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.30%	4.14%	4.22%	4.13%

(1) Calculated as common stockholders' equity less goodwill and core deposit intangibles, net.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table that follows for details of this non-GAAP measure.
(5) Return on average tangible common equity is net income available to common stockholders divided by average common stockholders' equity less goodwill and core deposit intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(6) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(7) Computed on a tax-equivalent basis using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Average Balances
Assets	$9,807,621	$9,639,844	$8,333,301	$8,233,510	$8,280,042
Loans, net of unearned	6,343,923	6,286,264	5,376,826	5,365,654	5,473,001
Deposits	8,293,006	8,100,028	7,050,126	6,896,821	6,928,978
Earning assets	8,891,432	8,726,228	7,586,256	7,502,496	7,551,997
Interest bearing liabilities	5,663,816	5,697,713	5,146,243	5,190,955	5,206,393
Common stockholders' equity	986,026	954,511	791,039	751,671	726,455
Total stockholders' equity	986,964	955,449	791,977	752,958	727,812
Tangible common stockholders' equity(1)	713,018	691,464	625,929	596,006	575,412

Key Performance Ratios
Annualized return on average assets	0.55%	0.89%	1.06%	0.89%	0.92%
Annualized return on average common equity (GAAP)	5.50%	8.99%	11.13%	9.71%	10.48%
Annualized return on average tangible common equity (non-GAAP)(2)	7.60%	12.41%	14.07%	12.25%	13.24%
Annualized ratio of net charge-offs to average loans	0.28%	0.31%	0.14%	0.22%	0.18%
Annualized net interest margin (GAAP)	4.14%	4.08%	3.94%	3.95%	3.96%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	4.30%	4.26%	4.14%	4.16%	4.14%
Efficiency ratio, fully tax-equivalent(4)	62.26%	64.54%	65.61%	69.95%	66.29%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)(5)
Net income available to common shareholders (GAAP)	$13,659	$21,622	$21,949	$17,996	$19,146

Average common stockholders' equity (GAAP)	$986,026	$954,511	$791,039	$751,671	$726,455
Less average goodwill	236,615	226,097	141,461	132,440	127,699
Less average core deposit intangibles and customer relationship intangibles, net	36,393	36,950	23,649	23,225	23,344
Average tangible common equity (non-GAAP)	$713,018	$691,464	$625,929	$596,006	$575,412
Annualized return on average common equity (GAAP)	5.50%	8.99%	11.13%	9.71%	10.48%
Annualized return on average tangible common equity (non-GAAP)	7.60%	12.41%	14.07%	12.25%	13.24%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)(6)
Net Interest Income (GAAP)	$92,856	$89,844	$74,580	$73,028	$75,160
Plus tax-equivalent adjustment(7)	3,558	3,925	3,796	3,860	3,511
Net interest income, fully tax-equivalent (non-GAAP)	$96,414	$93,769	$78,376	$76,888	$78,671

Average earning assets	$8,891,432	$8,726,228	$7,586,256	$7,502,496	$7,551,997

Annualized net interest margin (GAAP)	4.14%	4.08%	3.94%	3.95%	3.96%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.30%	4.26%	4.14%	4.16%	4.14%

(1) Calculated as common stockholders' equity less goodwill and core deposit intangibles, net.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table that follows for details of this non-GAAP measure.
(5) Return on average tangible common equity is net income available to common stockholders divided by average common stockholders' equity less goodwill and core deposit intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(6) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(7) Computed on a tax-equivalent basis using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
		For the Quarter Ended December 31,		For the Year Ended December 31,
Reconciliation of Non-GAAP Measure-Efficiency Ratio(1)		2017	2016	2017	2016
Net interest income		$92,856	$75,160	$330,308	$294,666
Tax-equivalent adjustment(2)		3,558	3,511	15,139	12,919
Fully tax-equivalent net interest income		96,414	78,671	345,447	307,585
Noninterest income		25,528	24,455	102,022	113,601
Securities gains, net		(1,420)	(1,608)	(6,973)	(11,340)
Gain on extinguishment of debt		(1,280)	—	(1,280)	—
Adjusted income		$119,242	$101,518	$439,216	$409,846

Total noninterest expenses		$77,878	$69,912	$297,675	$279,668
Less:
Core deposit intangibles and customer relationship intangibles amortization		1,825	1,147	6,077	5,630
Partnership investment in tax credit projects		984	1,051	1,860	1,051
(Gain)/loss on sales/valuations of assets, net		833	414	2,475	1,478
Adjusted noninterest expenses		$74,236	$67,300	$287,263	$271,509

Efficiency ratio, fully tax-equivalent (non-GAAP)		62.26%	66.29%	65.40%	66.25%

Reconciliation of Non-GAAP Measure-Efficiency Ratio(1)	For the Quarter Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Net interest income	$92,856	$89,844	$74,580	$73,028	$75,160
Tax-equivalent adjustment(2)	3,558	3,925	3,796	3,860	3,511
Fully tax-equivalent net interest income	96,414	93,769	78,376	76,888	78,671
Noninterest income	25,528	24,977	25,624	25,893	24,455
Securities gains, net	(1,420)	(1,679)	(1,392)	(2,482)	(1,608)
Gain on extinguishment of debt	(1,280)	—	—	—	—
Adjusted income	$119,242	$117,067	$102,608	$100,299	$101,518

Total noninterest expenses	$77,878	$78,759	$69,298	$71,740	$69,912
Less:
Core deposit intangibles and customer relationship intangibles amortization	1,825	1,863	1,218	1,171	1,147
Partnership investment in tax credit projects	984	—	876	—	1,051
(Gain)/loss on sales/valuation of assets, net	833	1,342	(112)	412	414
Adjusted noninterest expenses	$74,236	$75,554	$67,316	$70,157	$67,300

Efficiency ratio, fully tax-equivalent (non-GAAP)	62.26%	64.54%	65.61%	69.95%	66.29%

(1) Efficiency ratio, fully tax-equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis, which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities and historic rehabilitation tax credits. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items, as noted in the table. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(2) Computed on a tax-equivalent basis using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Common Share Data
Book value per common share	$33.07	$32.75	$30.15	$29.26	$28.31
Tangible book value per common share (non-GAAP)(1)	$23.99	$23.61	$24.00	$23.05	$22.55
Common shares outstanding, net of treasury stock	29,953,356	29,946,069	26,701,226	26,674,121	26,119,929
Tangible common equity ratio (non-GAAP)(2)	7.53%	7.46%	7.97%	7.50%	7.28%

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(3)
Common stockholders' equity (GAAP)	$990,518	$980,746	$805,032	$780,374	$739,559
Less goodwill	236,615	236,615	141,461	141,461	127,699
Less core deposit intangibles and customer relationship intangibles, net	35,203	37,028	22,850	24,068	22,775
Tangible common stockholders' equity (non-GAAP)	$718,700	$707,103	$640,721	$614,845	$589,085

Common shares outstanding, net of treasury stock	29,953,356	29,946,069	26,701,226	26,674,121	26,119,929
Common stockholders' equity (book value) per share (GAAP)	$33.07	$32.75	$30.15	$29.26	$28.31
Tangible book value per common share (non-GAAP)	$23.99	$23.61	$24.00	$23.05	$22.55

Reconciliation of Tangible Common Equity Ratio (non-GAAP)(4)
Total assets (GAAP)	$9,810,739	$9,755,627	$8,204,721	$8,361,845	$8,247,079
Less goodwill	236,615	236,615	141,461	141,461	127,699
Less core deposit intangibles and customer relationship intangibles, net	35,203	37,028	22,850	24,068	22,775
Total tangible assets (non-GAAP)	$9,538,921	$9,481,984	$8,040,410	$8,196,316	$8,096,605
Tangible common equity ratio (non-GAAP)	7.53%	7.46%	7.97%	7.50%	7.28%

Loan Data
Loans held to maturity:
Commercial and commercial real estate	$4,809,875	$4,777,856	$3,803,011	$3,849,748	$3,825,847
Residential mortgage	624,279	635,611	596,385	604,902	617,924
Agricultural and agricultural real estate	511,588	511,764	495,243	481,125	489,318
Consumer	447,484	450,088	431,052	427,962	420,613
Unearned discount and deferred loan fees	(1,762)	(1,904)	(609)	(2,133)	(1,983)
Total loans held to maturity	$6,391,464	$6,373,415	$5,325,082	$5,361,604	$5,351,719

Other Selected Trend Information
Effective tax rate	61.13%	28.74%	26.85%	23.49%	30.38%
Full time equivalent employees	2,008	2,024	1,862	1,896	1,864
Total residential mortgage loan applications	$232,946	$271,476	$308,113	$248,614	$304,018
Residential mortgage loans originated	$185,580	$198,911	$216,637	$161,851	$278,065
Residential mortgage loans sold	$166,346	$188,501	$180,296	$172,521	$269,333
Residential mortgage loan servicing portfolio	$3,558,090	$3,557,866	$4,340,243	$4,338,311	$4,308,580

(1) Refer to the "Reconciliation of Tangible Book Value Per Common Share (non-GAAP)" table.
(2) Refer to the "Reconciliation of Tangible Common Equity Ratio (non-GAAP)" table.
(3) Tangible book value per common share is total common stockholders' equity less goodwill and core deposit intangibles, net divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(4) The tangible common equity ratio is total common stockholders' equity less goodwill and core deposit intangibles, net divided by total assets less goodwill and core deposit intangibles, net. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Allowance for Loan Losses
Balance, beginning of period	$54,885	$54,051	$54,999	$54,324	$54,653
Provision for loan losses	5,328	5,705	889	3,641	2,181
Charge-offs	(5,628)	(5,759)	(2,766)	(3,718)	(3,555)
Recoveries	1,101	888	929	752	1,045
Balance, end of period	$55,686	$54,885	$54,051	$54,999	$54,324

Asset Quality
Nonaccrual loans	$62,581	$63,456	$65,393	$62,868	$64,299
Loans past due ninety days or more as to interest or principal payments	830	2,348	698	872	86
Other real estate owned	10,777	13,226	9,269	11,188	9,744
Other repossessed assets	411	773	675	739	663
Total nonperforming assets	$74,599	$79,803	$76,035	$75,667	$74,792

Performing troubled debt restructured loans	$6,617	$10,040	$11,157	$11,010	$10,380

Nonperforming Assets Activity
Balance, beginning of period	$79,803	$76,035	$75,667	$74,792	$69,465
Net loan charge offs	(4,527)	(4,871)	(1,837)	(2,966)	(2,510)
New nonperforming loans	9,911	9,117	13,700	14,819	23,035
Acquired nonperforming assets	—	7,991	—	—	—
Reduction of nonperforming loans(1)	(7,177)	(5,183)	(7,443)	(10,037)	(13,707)
OREO/Repossessed assets sales proceeds	(2,917)	(3,328)	(3,734)	(715)	(1,037)
OREO/Repossessed assets writedowns, net	(146)	(56)	(259)	(279)	(274)
Net activity at Citizens Finance Co.	(348)	98	(59)	53	(180)
Balance, end of period	$74,599	$79,803	$76,035	$75,667	$74,792

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.99%	1.03%	1.24%	1.19%	1.20%
Ratio of nonperforming assets to total assets	0.76%	0.82%	0.93%	0.90%	0.91%
Annualized ratio of net loan charge-offs to average loans	0.28%	0.31%	0.14%	0.22%	0.18%
Allowance for loan losses as a percent of loans	0.87%	0.86%	1.02%	1.03%	1.02%
Allowance for loan losses as a percent of nonperforming loans	87.82%	83.41%	81.78%	86.29%	84.37%
Loans delinquent 30-89 days as a percent of total loans	0.27%	0.33%	0.38%	0.44%	0.37%

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	December 31, 2017			December 31, 2016
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,881,708	$11,119	2.34%	$1,471,966	$8,480	2.29%
Nontaxable(1)	555,390	6,771	4.84	539,347	6,603	4.87
Total securities	2,437,098	17,890	2.91	2,011,313	15,083	2.98
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	162,325	435	1.06	122,727	157	0.51
Federal funds sold	3,106	5	0.64	398	—	—
Loans:(2)
Commercial and commercial real estate(1)	4,725,572	59,370	4.98	3,864,826	48,124	4.95
Residential mortgage	658,563	9,750	5.87	699,739	7,035	4.00
Agricultural and agricultural real estate(1)	515,426	6,115	4.71	485,158	5,624	4.61
Consumer	444,362	9,820	8.77	423,278	8,184	7.69
Fees on loans	—	2,241	—	—	2,081	—
Less: allowance for loan losses	(55,020)	—	—	(55,442)	—	—
Net loans	6,288,903	87,296	5.51	5,417,559	71,048	5.22
Total earning assets	8,891,432	105,626	4.71%	7,551,997	86,288	4.55%
Nonearning Assets	916,189			728,045
Total Assets	$9,807,621			$8,280,042
Interest Bearing Liabilities
Savings	$4,244,711	$3,335	0.31%	$3,767,398	$2,012	0.21%
Time, $100,000 and over	399,331	777	0.77	380,701	761	0.80
Other time deposits	562,595	1,201	0.85	512,874	971	0.75
Short-term borrowings	161,959	180	0.44	252,175	119	0.19
Other borrowings	295,220	3,719	5.00	293,245	3,754	5.09
Total interest bearing liabilities	5,663,816	9,212	0.65%	5,206,393	7,617	0.58%
Noninterest Bearing Liabilities
Noninterest bearing deposits	3,086,369			2,268,005
Accrued interest and other liabilities	70,472			77,832
Total noninterest bearing liabilities	3,156,841			2,345,837
Stockholders' Equity	986,964			727,812
Total Liabilities and Stockholders' Equity	$9,807,621			$8,280,042
Net interest income, fully tax-equivalent (non-GAAP)(1)		$96,414			$78,671
Net interest spread(1)			4.06%			3.97%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(3)			4.30%			4.14%
Interest bearing liabilities to earning assets	63.70%			68.94%

Reconciliation of annualized net interest margin, fully tax-equivalent (non-GAAP)(3)
Net interest income, fully tax-equivalent (non-GAAP)		$96,414			$78,671
Adjustments for tax-equivalent interest(1)		(3,558)			(3,511)
Net interest income (GAAP)		$92,856			$75,160

Average earning assets	$8,891,432			$7,551,997
Annualized net interest margin (GAAP)			4.14%			3.96%
Annualized net interest margin, fully tax-equivalent (non-GAAP)			4.30%			4.14%

(1) Computed on a tax-equivalent basis using an effective tax rate of 35%
(2) Nonaccrual loans are included in the average loans outstanding.
(3) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Year Ended
	December 31, 2017			December 31, 2016
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,629,936	$38,365	2.35%	$1,466,062	$32,858	2.24%
Nontaxable(1)	617,267	30,305	4.91	465,178	23,208	4.99
Total securities	2,247,203	68,670	3.06	1,931,240	56,066	2.90
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	136,555	1,547	1.13	78,503	396	0.50
Federal funds sold	5,932	42	0.71	9,464	12	0.13
Loans:(2)
Commercial and commercial real estate(1)	4,256,158	211,316	4.96	3,846,285	190,101	4.94
Residential mortgage	655,515	30,242	4.61	738,634	30,168	4.08
Agricultural and agricultural real estate(1)	498,032	23,651	4.75	480,221	22,576	4.70
Consumer	437,356	35,194	8.05	422,972	32,636	7.72
Fees on loans		8,135	—		7,443	—
Less: allowance for loan losses	(54,837)	—	—	(52,102)	—	—
Net loans	5,792,224	308,538	5.33	5,436,010	282,924	5.20
Total earning assets	8,181,914	378,797	4.63%	7,455,217	339,398	4.55%
Nonearning Assets	827,711			717,359
Total Assets	$9,009,625			$8,172,576
Interest Bearing Liabilities
Savings	$4,044,032	$11,107	0.27%	$3,680,535	$8,000	0.22%
Time, $100,000 and over	377,090	3,016	0.80	424,802	3,178	0.75
Other time deposits	525,165	4,156	0.79	577,908	4,761	0.82
Short-term borrowings	190,040	678	0.36	298,734	1,202	0.40
Other borrowings	290,398	14,393	4.96	284,540	14,672	5.16
Total interest bearing liabilities	5,426,725	33,350	0.61%	5,266,519	31,813	0.60%
Noninterest Bearing Liabilities
Noninterest bearing deposits	2,643,945			2,130,536
Accrued interest and other liabilities	66,248			78,028
Total noninterest bearing liabilities	2,710,193			2,208,564
Stockholders' Equity	872,707			697,493
Total Liabilities and Stockholders' Equity	$9,009,625			$8,172,576
Net interest income, fully tax-equivalent (non-GAAP)(1)		$345,447			$307,585
Net interest spread(1)			4.02%			3.95%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(3)			4.22%			4.13%
Interest bearing liabilities to earning assets	66.33%			70.64%

Reconciliation of annualized net interest margin, fully tax-equivalent (non-GAAP)(3)
Net interest income, fully tax-equivalent (non-GAAP)		$345,447			$307,585
Adjustments for tax-equivalent interest(1)		(15,139)			(12,919)
Net interest income (GAAP)		$330,308			$294,666

Average earning assets	$8,181,914			$7,455,217
Annualized net interest margin (GAAP)			4.04%			3.95%
Annualized net interest margin, fully tax-equivalent (non-GAAP)			4.22%			4.13%

(1) Computed on a tax-equivalent basis using an effective tax rate of 35%.
(2) Nonaccrual loans are included in the average loans outstanding.
(3) Net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Total Assets
Citywide Banks(1)	$2,289,956	$2,391,727	$817,859	$839,505	$901,782
New Mexico Bank & Trust	1,453,534	1,425,185	1,407,991	1,382,480	1,374,647
Dubuque Bank and Trust Company	1,443,419	1,479,647	1,441,655	1,436,038	1,497,775
Wisconsin Bank & Trust	1,079,222	1,030,192	1,035,628	1,033,633	1,065,715
Premier Valley Bank	925,078	886,495	850,956	854,838	640,684
Illinois Bank & Trust	783,127	761,285	740,153	746,669	742,173
Morrill & Janes Bank and Trust Company	654,871	719,246	748,286	871,819	863,544
Arizona Bank & Trust	602,182	566,951	566,339	578,597	582,266
Rocky Mountain Bank	487,136	486,790	476,829	479,121	477,063
Minnesota Bank & Trust	210,157	217,246	216,957	213,789	229,114
Total Portfolio Loans
Citywide Banks(1)	$1,460,111	$1,540,016	$558,573	$572,254	$609,760
New Mexico Bank & Trust	1,025,574	989,367	934,734	906,477	924,249
Dubuque Bank and Trust Company	887,053	868,370	884,640	903,617	905,242
Wisconsin Bank & Trust	687,957	684,530	662,502	644,380	650,254
Premier Valley Bank	497,852	458,443	447,148	440,406	348,879
Illinois Bank & Trust	472,072	462,150	447,887	469,105	473,008
Morrill & Janes Bank and Trust Company	448,711	468,197	515,896	546,123	548,544
Arizona Bank & Trust	423,872	401,516	377,358	384,028	384,706
Rocky Mountain Bank	335,061	338,305	335,173	330,921	347,839
Minnesota Bank & Trust	140,682	142,650	144,112	142,736	144,098
Total Deposits
Citywide Banks(1)	$1,895,540	$1,924,605	$682,872	$712,377	$733,449
New Mexico Bank & Trust	1,229,324	1,221,134	1,190,758	1,184,675	1,091,436
Dubuque Bank and Trust Company	1,084,415	1,139,512	1,178,368	1,212,899	1,231,016
Wisconsin Bank & Trust	890,835	852,489	874,845	868,033	899,676
Premier Valley Bank	705,142	714,605	681,298	708,226	510,142
Illinois Bank & Trust	692,227	691,680	669,532	641,750	636,419
Morrill & Janes Bank and Trust Company	563,638	605,390	627,857	721,075	738,036
Arizona Bank & Trust	522,490	500,270	493,419	501,111	477,213
Rocky Mountain Bank	424,487	426,405	416,436	420,067	414,344
Minnesota Bank & Trust	178,036	189,749	193,365	189,324	194,368
Net Income (Loss)
Citywide Banks(1)	$1,069	$4,541	$746	$1,366	$1,572
New Mexico Bank & Trust	2,954	4,972	5,855	4,419	4,061
Dubuque Bank and Trust Company	9,027	703	3,477	2,056	806
Wisconsin Bank & Trust	2,210	3,368	3,448	1,968	2,970
Premier Valley Bank	1,508	2,907	2,573	1,306	2,969
Illinois Bank & Trust	794	2,286	1,984	1,991	1,917
Morrill & Janes Bank and Trust Company	650	1,760	2,210	2,227	2,519
Arizona Bank & Trust	(103)	1,451	1,073	1,486	1,305
Rocky Mountain Bank	1,769	1,631	1,732	1,521	1,229
Minnesota Bank & Trust	106	791	563	591	888

(1) Formerly known as Centennial Bank and Trust.